EXHIBIT 16.1
January 16, 2015

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549
Commissioners:

We have read the statements made by HNI Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of HNI Corporation dated January 13, 2015.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP, One North Wacker, Chicago, IL 60606 T: (312) 298 2000, F: (312) 298 2001, www.pwc.com/us